BCOT Token Notice and Claim Form

Under the terms and conditions of the Settlement Order with the United States Securities and Exchange Commission (the "SEC Order"), Blockchain of Things, Inc. (“the Company”) is notifying all persons and entities that purchased BCOT Tokens from the Company before and including July 31, 2018 (the “BCOT ICO”) of their potential claims under Section 12(a) of the Securities Act. These potential claims include the right, upon returning the BCOT Token, to recover the amount you originally paid for the BCOT Token plus interest, or, in the event you sold the BCOT Token at a loss to a third party in an arm’s length transaction, the amount you lost plus interest. All claims will be paid in U.S. Dollars or the digital currency in which original payment was made to the Company, based upon the amount of fiat or digital currency paid to the Company at the time of the BCOT Token purchase to the originating address the payment was made from. The Company is establishing a process by which we will pay the amount due under Section 12(a) of the Securities Act to any person or entity that purchased BCOT Tokens from us during the BCOT ICO.

If you purchased BCOT Tokens during the BCOT ICO and determine to make a claim:

•	Complete the Claim Form below and submit required supporting documentation.
•	In the event you are able to establish that you currently hold BCOT Tokens that you purchased in the ICO, tender such BCOT Tokens to the Company in exchange for the amount of U.S. Dollars, Bitcoin, or other applicable digital currency that you paid for such BCOT Tokens, plus interest from the date of purchase.

•	In the event you are able to establish that you sold BCOT Tokens that you purchased in the ICO at a loss, you will receive the amount, in U.S. Dollars, Bitcoin, or other applicable digital currency, of your net loss from selling the BCOT Tokens (the amount you paid for the BCOT Tokens minus the amount you received when selling them), plus interest from the date of sale(s).

Please be advised that any claim made pursuant to this process may have income tax and/or capital gains tax implications. The Company cannot provide tax advice and encourages claimants to consult appropriate tax and accounting advisors.

Blockchain of Things, Inc. has registered the BCOT tokens as a class of securities under Section 12(g) of the Securities Exchange Act of 1934. To access the U.S. Securities and Exchange Commission’s EDGAR database and review Blockchain of Things, Inc.’s filings with the SEC, click here: https://www.sec.gov/cgi- bin/browse-edgar?company=blockchain+of+things&owner=exclude&action=getcompany

The SEC Order requires the Company to obtain – and report to the SEC – a monthly report of the claims received and the claims paid under our claims process, including (a) identifying information about each claimant; (b) the amount of each claim; (c) the resolution of each claim, including the amount of each payment; (d) identification of all claims not paid and the reasons for all non-payment of claims; and (e) a list of all complaints received and how the Company addressed each complaint. The Company will also provide the SEC with any related additional information or documentation reasonably requested by the SEC, such as documentation submitted by the Claimant and documentation supporting the Company’s decision regarding the claim. In response to any objections by the SEC to the Company’s handling of one or more claims, the

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Company will reconsider its decision(s) in light of the objection and will provide a written explanation to the SEC of its decision following reconsideration. This information may be shared with other government agencies.

Pursuant to the SEC Order, this notice also advises you of your potential claims under Section 12(a) of the Securities Act, including the right to sue “to recover the consideration paid for such security with interest thereon, less the amount of any income received thereon, upon the tender of such security, or for damages if [the purchaser] no longer owns the security.”

The claims period will expire on [INSERT CLAIMS FORM DEADLINE] (the ”Expiration Date”). A completed BCOT Token Claim Form and all required supporting documentation must be mailed to the below P.O. Box address or emailed to the following email address: claim@blockchainofthings.com and received by the Expiration Date:

ATT: BCOT Token Claims Administrator,

Blockchain of Things, Inc.

P.O. Box 370743

Miami, FL 33127

All Completed BCOT Token Claim Forms that are received before the Expiration Date will be reviewed and processed in accordance with the terms and provisions set forth herein and the SEC Order. Claimants will receive a written response within three (3) months of the Expiration Date.

COMPLETED BCOT TOKEN CLAIM FORMS AND SUPPORTING DOCUMENTATION

MUST BE RECEIVED NO LATER THAN [INSERT CLAIMS FORM DEADLINE]

CLAIMS RECEIVED AFTER THAT DATE WILL NOT BE PROCESSED

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BCOT Token Claim Form

(This Form Must Be Completed in English.)

To access the U.S. Securities and Exchange Commission’s EDGAR database and review Blockchain of Things, Inc.’s filings with the SEC, click here: https://www.sec.gov/cgi-bin/browse- edgar?company=blockchain+of+things&owner=exclude&action=getcompany

This section requests information concerning the identity of the Claimant. This information must match identically the information provided to BCOT in connection with the purchase of BCOT Tokens in the ICO.

1.	Name (Full Name): _______________________________________________________________
i.	English translation, if applicable: ______________________________________________
2.	Physical Address: ________________________________________________________________
i.	English translation, if applicable: ______________________________________________
3.	Email Address: __________________________________________________________________
4.	Phone Number: __________________________________________________________________

This section requests information concerning your purchase of BCOT Tokens and your cryptocurrency wallets (use a separate document if necessary).

1.	Wallet address Claimant used to transfer consideration to BCOT: ____________________________
2.	Transaction ID (the txhash) of transfer of consideration to BCOT: ____________________________
3.	Exact amount of consideration transferred to BCOT: ______________________________________
4.	Type of currency used to purchase BCOT Tokens (U.S. Dollars, BCT, ETH, or BCH): ______________
5.	Wallet address into which BCOT purchased in the ICO was initially deposited: _________________
6.	Transaction ID (the txhash) of BCOT Tokens deposited with Claimant: ________________________
7.	Number of BCOT Tokens purchased in the ICO: __________________________________________
8.	Number of BCOT Tokens purchased in the ICO that Claimant owns today: _____________________
9.	All wallet addresses in which BCOT Tokens obtained during the ICO have been held and the amounts currently or previously held in each such wallet: ________________________________
10.	Number of BCOT Tokens purchased during the ICO that Claimant sold at a loss: _______________
a.	Name of the platform on which BCOT Tokens were sold: _______________________________
b.	Date of Sale(s) of BCOT Tokens (MM/DD/YYYY): ______________________________________
c.	Price(s) at which BCOT Tokens were sold at a loss: ___________________________________
i.	U.S. Dollar conversion, if applicable: __________________________________________
d.	Transaction IDs for each such sale: ________________________________________________
e.	Wallet address(es) to which Claimant transferred BCOT Tokens: ________________________

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Section 3: Supporting Documentation That Must Be Submitted

Claimant must submit documentation establishing that she/he is the original purchaser of BCOT Tokens in the ICO and that the Claimant continues to hold those same BCOT Tokens or sold those BCOT Tokens at a loss to a third party in an arm’s length transaction. In addition to this BCOT Token Claim Form, the following documentation must be submitted:

1.	Copy of government-issued photo identification, along with a secondary document verifying name and address (such as a utility bill issued within the last sixty days).
2.	Proof that Claimant has the private keys to the wallets (1) to which the BCOT tokens were deposited during the ICO and (2) from which Claimant transferred consideration to BCOT.
3.	To the extent eligible BCOT Tokens were ever held in an "exchange wallet," verifiable transaction records demonstrating transfers of BCOT Tokens into and out of that wallet as well as transfers of BCOT Tokens on the exchange itself.
4.	For claims involving BCOT Tokens in a Claimant’s possession, and that were never sold, information sufficient to show that the BCOT Tokens currently held are the same BCOT Tokens purchased during the ICO.
•	If Claimant holds BCOT Tokens today in a wallet different from the wallet into which BCOT Tokens were deposited in the ICO, proof that Claimant is the owner of the wallet(s) in which BCOT Tokens are held today, as well as any other wallet(s) in which those BCOT Tokens were held prior to being deposited in the current wallet and information (e.g., transaction records) sufficient to identify each transfer of BCOT Tokens between wallets.
5.	If Claimant sold BCOT Tokens purchased during the ICO at a loss, all documents establishing that those BCOT Tokens were sold on the date(s) and at the price(s) specified in Section 2. This documentation includes, but is not limited to, transaction IDs. BCOT may request additional documentation to establish the relevant transactions, including, for non-exchange transactions, information regarding the person or entity to whom the BCOT Tokens were sold.

All currently held BCOT Tokens must be tendered to the Company prior to receiving a payment and interest for those BCOT Tokens. Once Claimant has submitted the required forms and received approval from the Claims Administrator, the Company will send Claimant an approval code and log-in information to access BCOT’s claims portal at https://claims.blockchainofthings.com. Upon logging in, Claimant will be provided with an Omni Wallet address (Legacy BTC address) to which Claimant must transfer held BCOT Tokens back to the Company in order to be eligible for payment and interest for those BCOT Tokens.

Section 5: Certification

By signing and submitting this Claim Form, the Claimant certifies and/or acknowledges:

1.	that Claimant has read and understands the contents of this Claim Form;

2.   that Claimant purchased the BCOT Tokens directly from the Company, and, if Claimant currently owns BCOT Tokens, that Claimant did not move the BCOT Tokens through any digital exchange;

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3.   that Claimant currently owns the BCOT Tokens identified in the Claim Form, or sold the BCOT Tokens identified in the Claim Form at a loss;

4.     that Claimant has not submitted any other claim in the Claims Process covering the same purchases/acquisitions/sales of BCOT Tokens, and knows of no other person having done so on the Claimant’s behalf;

5.   that Claimant does not reside in and is not ordinarily resident in Cuba, Iran, the Crimea Region of Ukraine, North Korea, or Syria; and

6.   that, upon the receipt of the Amount Paid or Amount Lost (as defined above), Claimant acknowledges the receipt of that amount and releases all claims or causes of action Claimant has against the Company for the Amount Paid or the Amount Lost in the purchase or sale of the BCOT Tokens for which it received Recovered Funds from the Company through the Claims Process.

I certify that all of the information provided by me on this Claim Form is true, correct, and complete, and that the documents submitted herewith are true and correct copies of what they purport to be.

Signature of Claimant	Date

Print Your Name Here

The completed BCOT Token Claim Form and all required supporting documentation must be mailed to the below P.O. Box address or emailed to the following email address: claim@blockchainofthings.com and received by the Expiration Date: .

ATT: BCOT Token Claims Administrator,

Blockchain of Things, Inc.

P.O. Box 370743

Miami, FL 33127

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